Exhibit 5.1
[Letterhead of WM]
September 22, 2006
Waste Management, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002
Waste Management Holdings, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002
Waste Management, Inc. and Waste Management Holdings, Inc.
Registration Statement on Form S-3
(filed September 22, 2006)
Gentlemen:
     I am Vice President and Assistant General Counsel of Waste Management, Inc., a Delaware corporation (“WMI”) and of Waste Management Holdings, Inc., a Delaware corporation (“Holdings”), and as such I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement (filed September 22, 2006) on Form S-3 (the “Registration Statement”). The Registration Statement relates to (a) securities of WMI (the “WMI Securities”), including (i) debt securities of WMI (“WMI Debt Securities”); (ii) common stock of WMI, par value $0.01 per share (“Common Stock”); (iii) preferred stock of WMI, par value $0.01 per share (“Preferred Stock”); (iv) warrants of WMI (“WMI Warrants”), representing rights to purchase WMI Debt Securities, Preferred Stock, Common Stock or other securities, property, or assets pursuant to one or more warrant agreements (“WMI Warrant Agreements”); and (v) units of WMI (“Units”) representing rights to, ownership of, or undivided beneficial ownership interests in, WMI Debt Securities, shares of Common Stock, shares of Preferred Stock, debt obligations of third parties or Warrants relating to any of the foregoing; and (b) guarantees Holdings may issue with respect to WMI Debt Securities (“Holdings Guarantees,” and collectively with the WMI Securities, the "Securities”), all of which may be issued and sold from time to time in one or more series.
     The WMI Debt Securities may be issued and sold under either a senior indenture, dated as of September 10, 1997, between WMI and JPMorgan Chase Bank (as successor-in-interest to Texas Commerce Bank National Association), as trustee, incorporated by reference in the Registration Statement as Exhibit 4.2 (the “Senior Indenture”) or a subordinated indenture dated as of February 1, 1997 between WMI and JPMorgan Chase, as trustee, incorporated by reference in the Registration Statement as Exhibit 4.3 (the “Subordinated Indenture” and, collectively with the Senior Indenture, the "Indentures”). The Indentures and any supplemental indentures thereto, WMI Debt Securities, WMI Warrants, WMI Warrant Agreements, Units, and Holdings Guarantees are herein referred to collectively as the “Operative Documents.”
     I, or attorneys under my supervision, have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.
     Based on the foregoing, I am of the following opinion:
1.	Each of the WMI Indentures has been duly and validly authorized, executed and delivered by WMI, and assuming that each such WMI Indenture has been duly and validly authorized, executed, and delivered by the relevant trustee, each such WMI Indenture constitutes the valid and binding obligation of WMI enforceable against WMI in accordance with its terms.
2.	Each series or issuance of WMI Debt Securities will constitute valid and binding obligations of WMI enforceable against WMI in accordance with their terms, when (i) such WMI Debt Securities have been duly authorized and approved by all necessary action of WMI’s Board of Directors or the persons duly authorized thereby; and (ii) such WMI Debt Securities have been duly executed, authenticated, issued, and delivered (a) as contemplated by the Registration Statement and any prospectus supplement relating thereto and (b) in accordance with the applicable WMI Indenture, and any underwriting agreement, distribution agreement and other Operative Document relating to such issuance, against payment of the consideration fixed therefor by WMI’s Board of Directors or persons duly authorized thereby.
3.	The Common Stock will be duly authorized, validly issued, fully paid, and non-assessable, when (i) the terms of the issuance, sale, and related matters of the Common Stock have been duly authorized and approved by all necessary action of WMI’s Board of Directors or the persons duly authorized thereby; and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, distribution agreement and Operative Document relating to such issuance, against payment of the consideration fixed therefor by WMI’s Board of Directors or persons duly authorized thereby.
4.	The Preferred Stock will be duly authorized, validly issued, fully paid, and non-assessable, when (i) the terms of the Preferred Stock and of its issuance, sale, and related matters have been duly established in conformity with WMI’s Certificate of Incorporation, and authorized and approved by all necessary action of WMI’s Board of Directors or persons duly authorized thereby; (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware; and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, distribution agreement and other Operative Document relating to such issuance, against payment of the consideration fixed therefor by WMI’s Board of Directors or a duly authorized committee thereof.
5.	The WMI Warrants will constitute valid and legally binding obligations of WMI enforceable against WMI in accordance with their terms, when (i) the terms of the WMI Warrants and of their issuance, sale, and related matters (including matters with respect to the WMI Debt Securities, Preferred Stock, Common Stock or other securities, property, or assets, as the case may be, that are the subject of the WMI Warrants) have been duly authorized and approved by all necessary action of WMI’s Board of Directors or a duly authorized committee thereof; (ii) the WMI Warrant Agreement or agreements relating to the WMI Warrants have been duly authorized and validly executed and delivered by WMI and such warrant agent, if any, as shall have been appointed by WMI; and (iii) the WMI Warrants or certificates representing the WMI Warrants have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the WMI Warrant Agreement, any underwriting agreement, distribution agreement and other Operative Document relating to such issuance, against payment of the consideration fixed therefor by WMI’s Board of Directors or a duly authorized committee thereof.
6.	The Units will be duly authorized and validly issued, when (i) the terms of the Units and of their issuance, sale and related matters (including matters with respect to the rights to, underlying ownership of, or undivided beneficial interest in, WMI Debt Securities, shares of Common Stock, shares of Preferred Stock, debt obligations of third parties, or Warrants relating to any of the foregoing, as the case may be, that are the subject of the Units) have been duly authorized and approved by all necessary action of WMI’s Board of Directors or a duly authorized committee thereof; and (ii) the Units or certificates representing the Units have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement, distribution agreement and other Operative Document relating to such issuance, against payment of the consideration fixed therefor by WMI’s Board of Directors or persons duly authorized thereby.
7.	The Holdings Guarantees will constitute valid and binding obligations of Holdings, when (i) the terms of the Holdings Guarantees and of their issuance, sale and related matters have been duly authorized and approved by all necessary action of Holdings’ Board of Directors or persons duly authorized thereby; and (ii) the Holdings Guarantees have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, distribution agreement and other Operative Document relating to such issuance, against payment of the consideration (if any) fixed by Holdings’ Board of Directors or persons duly authorized thereby.
     My opinions set forth in paragraphs 1, 2,5, 6 and 7 above are limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general equitable principles (whether such principles are considered in a proceeding at law or in equity), including, without limitation, concepts of good faith, diligence, reasonableness, and fair dealing, and standards of materiality; and (iii) in the case of indemnity, contribution, or exculpation provisions, limitations arising under applicable law or public policy
     My opinions above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal laws of the United States (except that I express no opinion with respect to any state securities laws or “blue sky” laws), and I do not express any opinion herein concerning any other law. I am licensed to practice law only in the States of Louisiana and Texas but I am generally familiar with the DGCL and the Texas Business Corporation Act (“Applicable Law”), and those laws, rules and regulations of the United States necessary for me to give the opinions expressed herein. I have not examined any laws, regulations or other governmental proceedings other than laws and regulations of general application. For purposes of the opinions expressed herein, I have assumed that the laws of the State of New York are not different from the laws of the State of Texas as they pertain to the legality, validity and binding effect of any Operative Documents governed by New York law. I assume no, and hereby specifically disclaim any, obligation to supplement this opinion if any Applicable Law changes after the date of this opinion, or if I become aware of any facts that might change the opinions expressed above after the date of this opinion.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/John S. Tsai
John S. Tsai
Waste Management, Inc. Vice President and Assistant General Counsel -- Corporate & Securities